EXHIBIT 99.1

Tuesday Morning Corporation Announces Fourth Quarter Fiscal 2013 Results

DALLAS, Aug. 20, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading closeout retailer with 828 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the fourth quarter and fiscal year ended June 30, 2013. For the fourth quarter, the Company's net sales increased 2.9% to $202.1 million from $196.4 million in the fourth quarter of fiscal 2012. Including the impact of certain non-recurring charges detailed below, the Company reported a net loss for the quarter of $15.6 million, or $0.37 per share, compared to a net loss of $2.0 million of $0.05 per share in the same period last year. Excluding these non-recurring charges, non-GAAP adjusted net loss was $5.4 million or $0.13 per share for the fourth quarter ended June 30, 2013 compared to a non-GAAP adjusted net loss of $0.7 million or $0.02 per share in the same period last year.

Michael Rouleau, Interim Chief Executive Officer, stated, "We have made some good progress on the short-term priorities we laid out for the organization and that is evidenced in visibly cleaner stores, reduction in the level of clearance merchandise and improved flow of fresh merchandise as well as new cash registers being rolled out across the store base. Our sights are now set on the next set of priorities as we further position ourselves to execute the turnaround of Tuesday Morning. We look forward to discussing the details of our plan on the conference call later today."

For the Quarter ended June 30, 2013:

  Comparable stores sales increased by 4.6% for the fourth quarter of fiscal 2013 and were comprised of a 6.2% increase in customer traffic offset by a 1.6% decrease in average transaction.
  Gross profit was $66.8 million and gross margin was 33.0% compared to $73.5 million in gross profit and gross margin of 37.4% in the fourth quarter of fiscal 2012. This rate decline was attributable to higher markdowns on clearance inventory and a flow-through of more buying, distribution and freight costs which negatively impacted our gross margin in this quarter.
  Selling, general and administrative expenses ("SG&A") increased 1.4% to $78.1 million from $77.0 million in the same period last year. As a percent of net sales, SG&A was 38.6% compared to 39.2% in the same period last year. The increase in SG&A was primarily attributable to $1.5 million in non-recurring charges related to legal, consulting, severance, and recruitment expenses as well as store reorganization and clean up costs and charges related to discontinuing our e-commerce operations.
  Operating loss was $11.3 million as compared to an operating loss of $3.5 million in the fourth quarter of fiscal 2012. The Company's operating results were impacted by non-recurring charges related to legal, consulting, severance, recruitment expenses, store reorganization and clean-up costs, and charges related to discontinuing our e-commerce operations in addition to a decline in gross margin.
  Net loss was $15.6 million or $0.37 per share compared to a net loss of $2.0 million or $0.05 per share in the fourth quarter of fiscal 2012. The Company's results were impacted by the effects of the items described above, a loss on the disposal of systems of $4.0 million and a reduction of tax benefit due to recording a deferred tax valuation allowance of $5.5 million. Excluding these non-recurring charges, non-GAAP adjusted net loss was $5.4 million or $0.13 per share for the fourth quarter ended June 30, 2013 compared to a non-GAAP adjusted net loss of $0.7 million or $0.02 per share in the same period last year.

For the Twelve Months ended June 30, 2013:

  Comparable stores sales increased by 3.9% for the twelve months ended June 30, 2013 and were comprised of a 2.5% increase in average ticket and 1.4% increase in traffic.
  Gross profit was $259.4 million and gross margin was 30.9% compared to $308.9 million in gross profit and gross margin of 38.0% for the fiscal year ended June 30, 2012. The decrease in gross margin related primarily to an inventory valuation charge of $41.8 million. This inventory charge was required to devalue certain inventory based on a strategic decision to accelerate the selloff of such inventory.
  Selling, general and administrative expenses (SG&A) increased 4.8% to $315.9 million from $301.4 million in the same period last year primarily a result of non-recurring charges of $13.3 million related to store reorganization and clean-up, severance costs, consulting, legal, recruitment expenses and charges related to discontinuing our e-commerce operations. As a percent of net sales, SG&A was 37.7% compared to 37.1% in the same period last year.
  Operating loss was $56.5 million as compared to operating income of $7.4 million for the fiscal year ended June 30, 2012. The Company's operating results were significantly impacted by a charge of $41.8 million for the write-down of inventory and $15.2 million in charges related to store reorganization and clean-up, severance costs, consulting, legal, recruitment expenses and charges related to discontinuing our e-commerce operations.
  Net loss was $56.4 million or $1.33 loss per share compared to net income of $3.9 million or $0.09 per share for the twelve months ended June 31, 2012. The Company's results were impacted by the effects of the items described above, a loss on the disposal of systems of $5.6 million and a reduced tax benefit due to recording a deferred tax asset valuation allowance of $16.2 million. Excluding these non-recurring charges, non-GAAP adjusted net loss was $0.8 million or $0.02 per share for the year ended June 30, 2013 compared to non-GAAP adjusted net income of $5.2 million or $0.12 per share in the same period last year.

The Company ended fiscal 2013 with $28.9 million in cash and cash equivalents with no borrowings under its line of credit. Inventories at the end of the fiscal 2013 were $211.9 million compared to $265.6 million at the end of fiscal 2012, down $53.7 million or 20.2%.

About Tuesday Morning

Tuesday Morning (Nasdaq:TUES) is a leading closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 828 stores in 43 states. More information and a list of store locations may be found on our website at www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review fourth quarter 2013 financial results today, August 20, 2013, at 4:00 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A real-time webcast of the call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will also be accessible through the Company's website or by dialing (855) 859-2056, conference ID number 96619601, until September 20, 2013.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2012, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; our ability to generate strong holiday season sales; and other factors. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss):

The following table sets forth a reconciliation of the Company's GAAP net income (loss) to Non-GAAP adjusted net income (loss) for the periods shown (in thousands):

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Net income (loss), less impact of:	($15,583)	($2,009)	($56,376)	$3,913

Inventory write-down, net of tax (1)	1,205	--	27,469	--
Store reorganization and clean-up, net of tax (1)	595	--	1,307	--
Legal, consulting, recruitment, severance and e-commerce obligations, net of tax (1)	368	1,300	7,033	1,300
Disposals of systems: e-commerce, POS hardware, and inventory allocation system, net of tax (1)	2,514	--	3,504	--
Deferred tax asset valuation allowance	5,457	--	16,222	--

Non-GAAP adjusted net income (loss)	($5,444)	($709)	($841)	$5,213

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 37.9% for the three months ended June 30, 2013 and 37.2% for the twelve months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $5.5 million for the quarter ended June 30, 2013 and $16.2 million recorded for the twelve months ended June 30, 2013, respectively.

GAAP Net Income (Loss) Per Share to Non-GAAP Adjusted Net Income (Loss) Per Share:

The following table sets forth a reconciliation of the Company's GAAP net income (loss) per share to Non-GAAP adjusted net income (loss) per share for the periods shown:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Net income (loss) per common share, less impact of:	($0.37)	($0.05)	($1.33)	$0.09

Inventory write-down, net of tax (1)	$0.03	--	$0.65	--
Store reorganization and clean-up, net of tax (1)	$0.01	--	$0.03	--
Legal, consulting, recruitment, severance and e-commerce obligations, net of tax (1)	$0.02	$0.03	$0.17	$0.03
Disposal of systems: e-commerce, POS hardware, and inventory allocation system, net of tax (1)	$0.06	--	$0.08	--
Deferred tax asset valuation allowance	$0.12	--	$0.38	--

Non-GAAP adjusted net income (loss) per share	($0.13)	($0.02)	($0.02)	$0.12

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 37.9% for the three months ended June 30, 2013 and 37.2% for the twelve months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $5.5 million for the quarter ended June 30, 2013 and $16.2 million recorded for the twelve months ended June 30, 2013, respectively.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the 2013 fiscal year to the prior year periods in a more consistent manner. Non-GAAP adjusted net income (loss), as used in this press release, may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

The Non-GAAP financial measures presented in the tables above should not be viewed as an alternative or substitute for the Company's reported GAAP results.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net sales	$ 202,134	$ 196,376	$ 838,314	$ 812,782
Cost of sales	135,360	122,864	578,876	503,918
Gross profit	66,774	73,512	259,438	308,864

Selling, general and administrative expenses	78,058	76,965	315,933	301,427

Operating income (loss)	(11,284)	(3,453)	(56,495)	7,437

Other income (expense):
Interest expense	(385)	(411)	(1,677)	(2,254)
Interest income	7	9	9	9
Other income (expense), net	(3,896)	78	(5,245)	215
Other income (expense)	(4,274)	(324)	(6,913)	(2,030)

Income before income taxes	(15,558)	(3,777)	(63,408)	5,407

Income tax expense (benefit)	25	(1,768)	(7,032)	1,494

Net income (loss)	$ (15,583)	$ (2,009)	$ (56,376)	$ 3,913

Earnings Per Share:
Net income (loss) per common share:
Basic	$ (0.37)	$ (0.05)	$ (1.33)	$ 0.09
Diluted	$ (0.37)	$ (0.05)	$ (1.33)	$ 0.09

Weighted average number of common shares:
Basic	42,497	41,469	42,248	41,986
Diluted	42,497	41,469	42,248	42,536

Tuesday Morning Corporation (continued)
Consolidated Balance Sheets
(in thousands)	June 30,	June 30,
	2013	2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 28,896	$ 39,740
Inventories	211,981	265,630
Prepaid expenses and other assets	8,919	11,357
Deferred income taxes	991	535
Total current assets	250,787	317,262

Property and equipment, net	66,009	75,771

Other long-term assets:
Deferred financing costs	2,011	2,603
Other assets	1,203	1,531
Deferred income tax - non-current	1,870	--

Total Assets	$ 321,880	$ 397,167

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 72,958	$ 98,009
Accrued liabilities	35,719	30,295
Income taxes payable	85	19
Total current liabilities	108,762	128,323

Revolving credit facility	--	--
Deferred rent	2,885	3,262
Other liabilities - non-current	2,289	--
Income tax payable - non-current	487	578
Deferred income taxes	--	4,813
Total Liabilities	114,423	136,976

Stockholders' equity	207,457	260,191
Total Liabilities and Stockholders' Equity	$ 321,880	$ 397,167

Tuesday Morning Corporation (continued)
Consolidated Statement of Cash Flows
(in thousands)
	Twelve Months Ended June 30,
	2013	2012
	(unaudited)
Net cash flows from operating activities:
Net (loss) income	$ (56,376)	$ 3,913
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,452	14,516
Amortization of financing fees	592	760
Deferred income taxes	(7,139)	(572)
Loss on disposal of fixed assets	6,161	460
Stock compensation expense	1,987	1,987
Other non-cash charges	54	35
Net change in operating assets and liabilities	38,080	38,382

Net cash (used in) provided by operating activities	(3,189)	59,481

Net cash flows from investing activities:
Capital expenditures	(9,608)	(13,765)
Proceeds from sale of assets	250	--

Net cash used in investing activities	(9,358)	(13,765)

Net cash flows from financing activities:
Repayments-revolving credit facility	(94,655)	(92,338)
Borrowings-revolving credit facility	94,655	92,338
Change in cash overdraft	--	(18,791)
Payment of financing fees	--	(858)
Excess tax benefit related to exercise of stock options	--	288
Proceeds from exercise of common stock options and stock purchase plan purchases and other	1,809	77
Purchase of treasury shares	(106)	(6,092)

Net cash provided by (used in) financing activities	1,703	(25,376)

Net (decrease) increase in cash and cash equivalents	(10,844)	20,340

Cash and cash equivalents, beginning of period	39,740	19,400

Cash and cash equivalents, end of period	$ 28,896	$ 39,740
CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955